Exhibit 99.1

September 27, 2023

RED CAT HOLDINGS TO PRESENT AT THE LD MICRO MAIN EVENT XVI

SAN JUAN, Puerto Rico, Sept. 27, 2023 (GLOBE NEWSWIRE) -- Red Cat Holdings, Inc. (Nasdaq: RCAT) ("Red Cat'' or the "Company"), a drone technology company integrating robotic hardware and software for military, government and commercial operations, today announces that Jeff Thompson, Chief Executive Officer, will present a corporate overview at the LD Micro Main Event XVI. The conference is being held on October 3 – 5, 2023 at the Luxe Sunset Boulevard Hotel in Los Angeles.

Event:	LD Micro Main Event XVI
Presentation Date:	Tuesday, October 3
Time:	4:00pm PT (Track 1)
Webcast Link:	https://me23.sequireevents.com/

A replay of the presentation will be available both through the same link following the conference and on the Company’s investor relations section of the website at https://ir.redcatholdings.com/news-events.

Mr. Thompson and Mr. Allan Evans, Chief Operating Officer, will be available for one-on-one meetings throughout the conference.

About Red Cat Holdings, Inc.
Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government and commercial operations. Red Cat’s solutions are designed to “Dominate the Night™” and include the Teal 2, a small unmanned system offering the highest-resolution thermal imaging in its class. Learn more at www.redcatholdings.com.

Forward-Looking Statements
This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

Contacts:

NEWS MEDIA:
Dalton Agency
Phone: (615) 515-4891
Email: redcat@daltonagency.com

INVESTORS:
CORE IR
Phone: (516) 222-2560
Email: investors@redcat.red
Website: https://www.redcatholdings.com

Source: Red Cat Holdings, Inc.